UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 2, 2023

GARTNER, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14443	04-3099750

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box 10212
56 Top Gallant Road
Stamford, CT 06902-7747

(Address of Principal Executive Offices, including Zip Code)

(203) 316-1111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0005 par value per share	IT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter): Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act: ☐

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On February 7, 2023, Gartner, Inc. (the “Company” or “Gartner”) announced financial results for the three months and year ended December 31, 2022. A copy of the Company’s Press Release is furnished herein as Exhibit 99.1.
In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02 and in Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 2, 2023, the Gartner Board of Directors (the “Board”) appointed José M. Gutiérrez to the Board, effective February 2, 2023. With the addition of Mr. Gutiérrez, the Board expanded to 12 directors, 11 of whom are independent and 25% of whom identify as racially or ethnically diverse.

Mr. Gutiérrez has considerable experience across a diverse range of industries at both the executive and board-level, including strong technology expertise. Prior to his retirement in 2016, Mr. Gutiérrez spent 25 years at AT&T Inc., where he held several senior executive positions including President and/or CEO of five business units ranging from $5 billion to $25 billion in revenue. His leadership roles at AT&T have cultivated a keen insight into corporate strategy and a customer-focused approach to business. He also has significant financial and accounting experience and has been a valued member of several public-company boards, serving in audit, finance, compensation, nominating and governance committees.

Mr. Gutiérrez currently serves as a director of Denny’s Corp. (Chairman of the Finance and Audit Committee and member of the Compensation Committee) and Adient plc (member of the Audit and Governance Committees). He previously served as a director of Dr. Pepper Snapple Group, where he participated in the merger with JAB’s Keurig, creating a combined $11 billion beverage conglomerate and driving significant value for shareholders. He is also an active member of several boards at the University of Missouri and serves as Vice-Chairman of the Thompson Foundation for Autism.

As a director, Mr. Gutiérrez will receive the same compensation as the Company’s other non-employee directors, prorated based on date of appointment. The compensation program is described in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 18, 2022.

ITEM 7.01. REGULATION FD DISCLOSURES.
Financial Results

Gartner has scheduled a webcast call at 8:00 a.m. Eastern time on Tuesday, February 7, 2023 to discuss the Company’s financial results for the fourth quarter of 2022. An earnings supplement will also be available via the Internet by accessing the Company’s website at https://investor.gartner.com. An audio replay of the webcast will also be available on the Company’s website.

Share Repurchase Authorization

On February 2, 2023, the Board authorized incremental share repurchases of up to an additional $400 million of Gartner’s common stock. This authorization is in addition to the previously authorized repurchases of up to $3.8 billion, which as of the end of January 2023 had approximately $606 million remaining.

Repurchases of common stock by the Company may be effected from time to time through open market purchases, trading plans established in accordance with the U.S. Securities and Exchange Commission’s rules, accelerated stock repurchases, private transactions or other means, depending on satisfactory market conditions, applicable legal requirements and other factors. The Company is not obligated to repurchase any particular amount of common stock, and it may be suspended at any time at the Company’s discretion.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

EXHIBIT NO.	DESCRIPTION

99.1	Press Release issued on February 7, 2023 with respect to financial results for Gartner, Inc. for the three months and year ended December 31, 2022.

104	Cover Page Interactive Data File, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gartner, Inc.

Date: February 7, 2023	By:	/s/ Craig W. Safian

Craig W. Safian Executive Vice President and Chief Financial Officer